UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2019

Date of Report

(Date of earliest event reported)

NF ENERGY SAVING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Qingnian Avenue, Heping District Shenyang, P.R. China 110015
(Address of principal executive offices and zip code)

(8624) 8563-1159
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Yongquan Bi has resigned as the Chief Executive Officer of the Company, effective October 1, 2019.

Yongquan Bi will remain as the Chairman of the Board.

Mr. Tiewei Song, an existing director of the Company, has been appointed as the Chief Executive Officer of the Company. Mr. Tiewei Song will remain as director.

On October 1, 2019 the Company entered into an employment agreement (the “Executive Employment Agreement”) specifying the terms of Mr. Tiewei Song’s employment with the Company.

Mr. Tiewei Song’s compensation shall consist of an annual base salary of $500,000. He may also be entitled to termination payments and benefits as described in the Executive Employment Agreement filed herewith.

The Executive Employment Agreement is filed herewith as Exhibit 10.1.

Tiewei Song was elected to the Board of Directors on May 18, 2018. Mr. Song is currently serving as both the president and director of Shenyang Langzi Investment Management Co., Ltd., positions which he has held since 2012. From 2008 to 2013, Mr. Song was the chief representative of German Varengold Bank in China. From 1999 to 2008, Mr. Song was the executive director and president of Liaoning Jiachang Group. Mr. Song is a senior corporate executive with extensive experience in capital operation and business management. He is committed to studying capital operation architecture and successfully carried on the strategic planning for many companies. He also serves as a director of BIQI International Holdings Corp (OTCMKTS: BIQIF). Mr. Song graduated from Peking University with bachelor’s and masters degrees in mathematics.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Document
10.1	Executive Employment Agreement dated October 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 4, 2019	NF ENERGY SAVING CORPORATION.
(Registrant)

	By:	/s/ Yongquan Bi
Yongquan Bi
Chairman